FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Minges, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EARNINGS PER SHARE OF $0.80 FOR 2Q 2017
Excluding merger-related charges, diluted EPS was $0.84 for 2Q 2017

NASHVILLE, TN, July 18, 2017 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $0.80 for the quarter ended June 30, 2017, compared to net income per diluted common share of $0.73 for the quarter ended June 30, 2016, an increase of 9.6 percent. Net income per diluted common share was $1.62 for the six months ended June 30, 2017, compared to net income per diluted common share of $1.42 for the six months ended June 30, 2016, an increase of 14.1 percent.
Excluding pre-tax merger-related charges of $3.2 million and $3.9 million for the three and six months ended June 30, 2017, net income per diluted common share was $0.84 and $1.67, respectively, compared to $0.75 and $1.46 for the three and six months ended June 30, 2016, excluding merger-related charges, or an increase of 12.0 percent and 14.4 percent, respectively.
"Second quarter results continued to show very strong growth momentum," said M. Terry Turner, Pinnacle's president and chief executive officer. "Obviously, the most significant event impacting current and ongoing growth potential was the closing of our merger with BNC Bancorp on June 16, 2017. We are well underway in executing our integration process in terms of brand, technology and, more importantly, culture.
"Additionally, even in the midst of our merger and integration effort, during the second quarter we experienced significant organic loan growth in the legacy Tennessee franchise as well as the BNC franchise. In the Tennessee franchise, net loans increased $478 million during the second quarter, representing an annualized linked-quarter organic growth rate of 22.1 percent. Excluding the impact of fair value accounting, in the former BNC footprint net loans increased $190 million, representing an annualized organic growth rate of 16.4 percent."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:

•	Revenues for the quarter ended June 30, 2017 were $141.7 million, an increase of $33.9 million, or 31.5 percent, from the quarter ended June 30, 2016.

•
Loans at June 30, 2017 were a record $14.76 billion, an increase of $6.12 billion from March 31, 2017 and $7.67 billion from June 30, 2016, reflecting year-over-year growth of 108.1 percent. Net loan growth included $5.64 billion attributable to the BNC acquisition, net of preliminary fair value accounting.

•
Deposits at June 30, 2017 were a record $15.76 billion, an increase of $6.48 billion from March 31, 2017 and $8.47 billion from June 30, 2016, reflecting year-over-year growth of 116.1 percent. Deposit growth included $6.14 billion attributable to the BNC acquisition. Excluding the acquired BNC deposits, annualized linked-quarter deposit growth for the legacy Pinnacle franchise approximated 14.0 percent when comparing balances as of June 30, 2017 to balances as of March 31, 2017.

"We are very proud of our associates who have continued to take market share in both the legacy Pinnacle and BNC footprints, contributing to our outstanding organic loan growth of approximately $668 million in the second quarter of 2017," Turner said. "We continue to hire revenue producers throughout the franchise, but importantly we are off to a great start in terms of hiring in the Carolinas and Virginia. Even with much organizational change, Rick Callicutt and his team added 14 revenue producers to their ranks during the first six months of 2017 and have many exciting recruiting opportunities on the horizon. Execution of our hiring plan has long been our principal strategic advantage and should be the key to our future growth plans as we build out our C&I platform in these very attractive banking markets in the Carolinas and Virginia."

FOCUSING ON PROFITABILITY:

◦	Revenue per fully-diluted share was a record $2.64 for the quarter ended June 30, 2017, compared to $2.46 for the first quarter of 2017 and $2.57 for the second quarter of 2016.

•	Net interest margin was 3.68 percent for the second quarter of 2017, compared to 3.60 percent for the first quarter of 2017 and 3.72 percent for the same quarter last year.

◦
Excluding the accretion from the application of fair value accounting for net loans acquired in previous mergers, the net interest margin in each respective period would have approximated 3.45 percent for the second quarter of 2017, compared to 3.39 percent and 3.50 percent for the first quarter of 2017 and the second quarter of 2016, respectively.

•
Return on average assets was 1.30 percent for the second quarter of 2017, compared to 1.41 percent for the first quarter of 2017 and 1.33 percent for the same quarter last year. Second quarter 2017 return on average tangible assets amounted to 1.38 percent, compared to 1.47 percent for the first quarter of 2017 and 1.39 percent for the same quarter last year.

◦
Excluding merger-related charges in each respective period, return on average assets was 1.35 percent for the second quarter of 2017, compared to 1.42 percent for the first quarter of 2017 and 1.36 percent the second quarter of 2016, respectively. Excluding merger-related charges in each respective period, return on average tangible assets was 1.44 percent for the second quarter of 2017, compared to 1.48 percent for the first quarter of 2017 and 1.42 percent the second quarter of 2016, respectively.

•
Return on average equity for the second quarter of 2017 amounted to 8.40 percent, compared to 9.70 percent for the first quarter of 2017 and 9.92 percent for the same quarter last year. Second quarter 2017 return on average tangible equity amounted to 13.58 percent, compared to 14.74 percent for the first quarter of 2017 and 15.34 percent for the same quarter last year.

◦
Excluding merger-related charges in each respective period, return on average tangible equity amounted to 14.19 percent for the second quarter of 2017, compared to 14.89 percent for the first quarter of 2017 and 15.64 percent for the second quarter of 2016.

"We continue to operate our firm at a high level of profitability and are pleased with our second quarter metrics," said Harold R. Carpenter, Pinnacle's chief financial officer. "With recent rate hikes and continued outsized loan growth, we are pleased that our core net interest margin experienced a 6 basis point increase over the last quarter. During the second quarter of 2017, accretion from fair value adjustments contributed approximately $6.4 million to our net interest income, compared to $5.0 million during the first quarter of 2017. Approximately $2.8 million of our accretion income was attributable to the BNC acquisition. At June 30, 2017, we had an estimated $172.7 million of remaining discount for the acquired BNC loans and $23.5 million of remaining discount related to the acquired loans from previous mergers.
"We believe that as our integration plans are achieved and with the full deployment of our merger synergy case, our profitability metrics will continue to improve over the next several quarters."

OTHER HIGHLIGHTS:

•	Revenues

◦
Net interest income for the quarter ended June 30, 2017 was $106.6 million, compared to $88.8 million for the first quarter of 2017 and $75.0 million for the second quarter of 2016. Included in the second quarter 2017 net interest income was $12.4 million generated by the BNC franchise following the closing of the merger. Excluding that amount, the legacy Pinnacle franchise experienced a $5.5 million increase in net interest income between the first and second quarters of 2017, or 24.6 percent linked-quarter annualized growth.

◦
Noninterest income for the quarter ended June 30, 2017 was $35.1 million, compared to $30.4 million for the first quarter of 2017 and $32.7 million for the second quarter of 2016. Included in the second quarter 2017 noninterest income was $1.7 million generated by BNC. Excluding that amount, the legacy Pinnacle franchise experienced a 38.8 percent annualized linked-quarter increase in noninterest income between the first and second quarters of 2017.

▪
Net gains from the sale of residential mortgage loans were $4.7 million for the quarter ended June 30, 2017, compared to $4.2 million for both the first quarter of 2017 and the quarter ended June 30, 2016, resulting in a year-over-year growth rate of 10.6 percent.

▪
Wealth management revenues, which include investment, trust and insurance services, were $6.2 million for the quarter ended June 30, 2017, compared to $6.4 million for the first quarter of 2017 and $5.2 million for the quarter ended June 30, 2016, resulting in a year-over-year growth rate of 20.5 percent.

▪
Income from the firm's investment in Bankers Healthcare Group, Inc. (BHG) was $8.75 million for the quarter ended June 30, 2017, compared to $7.82 million for the quarter ended March 31, 2017 and $9.64 million for the second quarter last year.

"The second quarter of 2017 was a strong revenue quarter for our firm," Carpenter said. "Not only did we experience the impact of the mid-June merger with BNC, but we also began to experience lift in net interest income attributable to recent rate increases. Loan yields amounted to 4.66 percent during the second quarter, which was inclusive of 26 basis points of accretion income. This compares to loan yields of 4.49 percent in the first quarter of 2017, which included 23 basis points of accretion income.
"Income from our equity method investment in BHG resulted in revenues increasing by $932,000 between the first and second quarter of 2017, or 47.7 percent annualized linked-quarter growth. Second quarter 2017 revenues from BHG represent the second highest revenue quarter we’ve experienced since our partnership with BHG began in the first quarter of 2015. We remain very optimistic about BHG and anticipate continued growth for the remainder of this year."

•	Noninterest expense

◦
Noninterest expense for the quarter ended June 30, 2017 was $71.8 million, compared to $62.1 million in the first quarter of 2017 and $55.9 million in the second quarter last year. Included in second quarter noninterest expense was $6.7 million of noninterest expense attributable to the BNC franchise's operations following the closing of the merger. The legacy Pinnacle franchise experienced a $3.0 million increase in noninterest expense between the first and second quarter of 2017, including $822,000 of increased merger-related charges.

▪
Salaries and employee benefits were $43.7 million in the second quarter of 2017, compared to $38.4 million in the first quarter of 2017 and $34.3 million in the second quarter of last year, reflecting a year-over-year increase of 27.5 percent.

▪
The efficiency ratio for the second quarter of 2017 decreased to 50.7 percent, compared to 52.1 percent for the first quarter of 2017. The ratio of noninterest expenses to average assets decreased to 2.16 percent for the second quarter of 2017 from 2.20 percent in the first quarter of 2017.

–
Excluding merger-related charges and other real estate owned (ORE) expense, the efficiency ratio was 48.4 percent for the second quarter of 2017, compared to 51.3 percent for the first quarter of 2017, and the ratio of noninterest expense to average assets was 2.06 percent, compared to 2.17 percent between the second quarter of 2017 and the first quarter of 2017, respectively.

"Due to our recent mergers as well as our continued rapid organic growth, we continue to believe that we have enhanced operating leverage available to us over the next several quarters," Carpenter said. "Excluding merger-related charges, we believe we will be able to maintain our expense base within or better than our current long-term targeted range. Our technology conversion plan is to convert the legacy Pinnacle systems to the BNC platform in November 2017, followed by combining the legacy BNC and PNFP data files in early first quarter 2018, which we believe will contribute to realization of our synergy case in early 2018. Our original target of annualized expense reduction in 2018 of slightly more than $40.0 million for the former BNC franchise appears intact at this time."

•	Asset quality

◦
Nonperforming assets increased to 0.44 percent of total loans and ORE at June 30, 2017, compared to 0.36 percent at March 31, 2017 and 0.55 percent at June 30, 2016. Nonperforming assets increased to $65.4 million at June 30, 2017, compared to $31.3 million at March 31, 2017 and $39.0 million at June 30, 2016. Approximately $37.3 million of nonperforming assets were added in conjunction with the BNC merger.

◦
The allowance for loan losses represented 0.42 percent of total loans at June 30, 2017, compared to 0.68 percent at March 31, 2017 and 0.87 percent at June 30, 2016. The impact of the application of purchase accounting to BNC's loan balances, which were recorded at fair value upon acquisition, resulted in a year-over-year reduction to the firm's ratio of allowance for loan losses to total loans of approximately 0.25 percent as of June 30, 2016.

▪	The ratio of the allowance for loan losses to nonperforming loans was 154.0 percent at June 30, 2017, compared to 232.9 percent at March 31, 2017 and 181.8 percent at June 30, 2016.

▪
Net charge-offs were $7.5 million for the quarter ended June 30, 2017, compared to $4.3 million for the quarter ended March 31, 2017 and $6.1 million for the quarter ended June 30, 2016. Annualized net charge-offs as a percentage of average loans for the quarter ended June 30, 2017 were 0.17 percent, compared to 0.20 percent for the first quarter of 2017 and 0.35 percent for the second quarter of 2016.

▪	Provision for loan losses was $6.8 million in the second quarter of 2017, compared to $3.7 million in the first quarter of 2017 and $5.3 million in the second quarter of 2016.

"Overall, asset quality for our firm remains exceptional," Carpenter said. "During the second quarter, we continued to reduce our investment in non-prime consumer auto loans. Net charge-offs from the non-prime consumer auto portfolio were

$1.9 million during the second quarter of 2017, compared to $2.2 million of net charge-offs in the first quarter of 2017. We have reduced portfolio balances in this portfolio from $66.9 million at Dec. 31, 2015 to $18.0 million at June 30, 2017 and anticipate continued reductions in this portfolio as we exit this business over the next several quarters."

•	Other Highlights

◦
The firm incurred pre-tax merger-related charges of $3.2 million during the second quarter of 2017, primarily attributable to settlement of employment contracts, workforce engagement charges and other matters related to the merger with BNC. The firm expects to continue to incur charges associated with the BNC acquisition for the next several quarters.

◦
On Jan. 1, 2017, Pinnacle adopted FASB Accounting Standards Update (ASU) 2016-09, Stock Compensation Improvements to Employee Share-Based Payment Activity, which represented a change in accounting for the tax effects related to vesting of common shares and the exercise of stock options previously granted to the firm's employees through its various equity compensation plans. This change resulted in a reduction in second quarter 2017 tax expense of $789,000, compared to a reduction in tax expense of $3.8 million in the first quarter of 2017.

BOARD OF DIRECTORS DECLARES DIVIDEND

On July 18, 2017, Pinnacle’s Board of Directors approved a quarterly cash dividend of $0.14 per common share to be paid on Aug. 25, 2017 to common shareholders of record as of the close of business on Aug. 4, 2017. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle’s Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on July 19, 2017 to discuss second quarter 2017 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm earned a place on Fortune's 2017 list of the 100 Best Companies to Work For in the U.S., and American Banker recognized Pinnacle as the sixth best bank to work for in the country in 2016.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $20.9 billion in assets as of June 30, 2017. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in 11 primarily urban markets in Tennessee, the Carolinas and Virginia.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.
###

Forward-Looking Statements

All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to:  (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the historical growth rate of its, or such entities', loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout Tennessee, North Carolina, South Carolina and Virginia,  particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) a merger or acquisition, like Pinnacle Financial's merger with BNC; (xii) risks of expansion into new geographic or product markets; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors or otherwise to attract customers from other financial institutions; (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xvii) risks associated with litigation, including the applicability of insurance coverage; (xviii) the risk of successful integration of the businesses Pinnacle Financial has recently acquired with its business; (xix) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xx) the vulnerability of Pinnacle Bank's network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxi) the possibility of increased compliance costs as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients;  (xxii) the risks associated with Pinnacle Financial and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by the terms of our agreement with them; (xxiii) the possibility that the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets will exceed current estimates; (xxiv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxv) the risk that the cost savings and any revenue synergies from Pinnacle Financial's merger with BNC may not be realized or take longer than anticipated to be realized; (xxvi) disruption from Pinnacle Financial's merger with BNC with customers, suppliers, employee or other business partners relationships; (xxvii) the risk of successful integration of Pinnacle Financial's and BNC's businesses; (xxviii) the amount of the costs, fees, expenses and charges related to Pinnacle Financial's merger with BNC; (xxix) reputational risk and the reaction of the parties' customers, suppliers, employees or other business partners to Pinnacle Financial's merger with BNC; (xxx) the risk that the integration of Pinnacle Financial's and BNC's operations will be materially delayed or will be more costly or difficult than expected; (xxxi) the dilution caused by Pinnacle Financial's issuance of additional shares of its common stock in its merger with BNC; and (xxxii) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters

This release contains certain non-GAAP financial measures, including, without limitation, net income, earnings per diluted share, efficiency ratio, core net interest margin, noninterest expense and the ratio of noninterest expense to average assets and noninterest expense to the sum of net interest income and noninterest income, in each case excluding the impact of expenses related to other real estate owned, gains or losses on sale of investments and other matters for the accounting periods presented. This release also includes non-GAAP financial measures which exclude expenses associated with Pinnacle Bank's mergers with CapitalMark Bank & Trust, Magna Bank, Avenue Financial Holdings, Inc. and BNC, as well as Pinnacle Financial's and its bank subsidiary's investments in BHG. This release may also contain certain other non-GAAP capital ratios and performance measures. These non-GAAP financial measures exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, which Pinnacle Financial acquired on June 16, 2017, Avenue, which Pinnacle Financial acquired on July 1, 2016, Magna Bank which Pinnacle Bank acquired on September 1, 2015, CapitalMark Bank & Trust which Pinnacle Bank acquired on July 31, 2015, Mid-America Bancshares, Inc. which Pinnacle Financial acquired on November 30, 2007, Cavalry Bancorp, Inc., which Pinnacle Financial acquired on March 15, 2006 and other acquisitions which collectively are less material to the non-GAAP measure. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2017 versus certain periods in 2016 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	June 30, 2017	December 31, 2016	June 30, 2016
ASSETS
Cash and noninterest-bearing due from banks	$121,804,437	$84,732,291	$77,817,212
Interest-bearing due from banks	416,980,586	97,529,713	390,839,578
Federal funds sold and other	—	1,383,416	3,124,302
Cash and cash equivalents	538,785,023	183,645,420	471,781,092

Securities available-for-sale, at fair value	2,427,034,287	1,298,546,056	1,109,221,784
Securities held-to-maturity (fair value of $21,322,047, $25,233,254 and $29,092,450 June 30, 2017, December 31, 2016 and June 30, 2016, respectively)	21,163,360	25,251,316	28,511,599
Residential mortgage loans held-for-sale	90,275,468	47,710,120	53,118,706
Commercial loans held-for-sale	11,367,997	22,587,971	9,322,783

Loans	14,758,764,516	8,449,924,736	7,091,401,512
Less allowance for loan losses	(61,944,494)	(58,980,475)	(61,411,537)
Loans, net	14,696,820,022	8,390,944,261	7,029,989,975

Premises and equipment, net	258,037,159	88,904,145	78,800,120
Equity method investment	207,020,432	205,359,844	195,891,508
Accrued interest receivables	48,417,956	28,234,826	23,432,495
Goodwill	1,800,741,933	551,593,796	427,573,930
Core deposit and other intangible assets	60,963,513	15,104,038	8,820,668
Other real estate owned	24,805,764	6,089,804	5,005,642
Other assets	700,720,864	330,651,002	294,197,558
Total assets	$20,886,153,778	$11,194,622,599	$9,735,667,860

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$3,893,603,182	$2,399,191,152	$2,013,847,185
Interest-bearing	2,602,527,348	1,808,331,784	1,316,653,111
Savings and money market accounts	6,820,024,282	3,714,930,351	3,237,003,521
Time	2,441,319,823	836,853,761	725,322,534
Total deposits	15,757,474,635	8,759,307,048	7,292,826,351
Securities sold under agreements to repurchase	205,008,077	85,706,558	73,316,880
Federal Home Loan Bank advances	725,230,449	406,304,187	783,240,425
Subordinated debt and other borrowings	465,419,408	350,768,050	229,713,860
Accrued interest payable	7,630,882	5,573,377	4,067,352
Other liabilities	110,063,488	90,267,267	90,349,182
Total liabilities	17,270,826,939	9,697,926,487	8,473,514,050

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, par value $1.00; 90,000,000 shares authorized; 77,646,512 shares, 46,359,377 shares, and 42,184,120 shares, issued and outstanding at June 30, 2017, December 31, 2016 and June 30, 2016, respectively	77,646,512	46,359,377	42,184,120
Additional paid-in capital	3,100,154,656	1,083,490,728	889,468,015
Retained earnings	449,762,022	381,072,505	325,608,051
Accumulated other comprehensive (loss) income, net of taxes	(12,236,351)	(14,226,498)	4,893,624
Stockholders' equity	3,615,326,839	1,496,696,112	1,262,153,810
Total liabilities and stockholders' equity	$20,886,153,778	$11,194,622,599	$9,735,667,860

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three months ended			Six months ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest income:
Loans, including fees	$112,319,700	$93,217,947	$77,043,106	$205,537,647	$151,447,310
Securities
Taxable	8,265,225	6,433,088	4,571,876	14,698,313	9,038,710
Tax-exempt	2,235,517	1,677,581	1,443,017	3,913,098	2,936,774
Federal funds sold and other	922,796	814,317	703,706	1,737,113	1,313,293
Total interest income	123,743,238	102,142,933	83,761,705	225,886,171	164,736,087

Interest expense:
Deposits	10,993,942	8,118,914	5,073,567	19,112,856	9,989,130
Securities sold under agreements to repurchase	78,438	49,766	39,532	128,204	87,582
Federal Home Loan Bank advances and other borrowings	6,043,144	5,207,380	3,605,320	11,250,524	5,713,412
Total interest expense	17,115,524	13,376,060	8,718,419	30,491,584	15,790,124
Net interest income	106,627,714	88,766,873	75,043,286	195,394,587	148,945,963
Provision for loan losses	6,812,389	3,651,022	5,280,101	10,463,411	9,173,671
Net interest income after provision for loan losses	99,815,325	85,115,851	69,763,185	184,931,176	139,772,292

Noninterest income:
Service charges on deposit accounts	4,178,736	3,855,483	3,430,391	8,034,219	6,873,075
Investment services	3,110,088	2,821,834	2,499,719	5,931,922	4,845,319
Insurance sales commissions	1,461,160	1,858,890	1,192,827	3,320,050	2,898,686
Gains on mortgage loans sold, net	4,667,537	4,154,952	4,221,301	8,822,489	7,788,852
Investment gains on sales, net	—	—	—	—	—
Trust fees	1,677,079	1,705,279	1,491,955	3,382,358	3,072,567
Income from equity method investment	8,754,718	7,822,737	9,644,310	16,577,455	14,791,834
Other noninterest income	11,207,239	8,162,419	10,232,433	19,369,658	18,298,313
Total noninterest income	35,056,557	30,381,594	32,712,936	65,438,151	58,568,646

Noninterest expense:
Salaries and employee benefits	43,675,551	38,352,184	34,254,147	82,027,735	66,771,003
Equipment and occupancy	10,712,711	9,674,658	8,312,272	20,387,369	16,442,736
Other real estate, net	62,960	251,973	222,473	314,933	334,745
Marketing and other business development	2,126,693	1,879,206	1,537,843	4,005,899	2,801,204
Postage and supplies	1,122,251	1,196,445	1,049,842	2,318,696	2,006,929
Amortization of intangibles	1,471,568	1,196,129	846,615	2,667,697	1,719,830
Merger-related expenses	3,221,060	672,016	980,182	3,893,076	2,809,654
Other noninterest expense	9,404,755	8,830,765	8,727,393	18,235,520	17,108,362
Total noninterest expense	71,797,549	62,053,376	55,930,767	133,850,925	109,994,463
Income before income taxes	63,074,333	53,444,069	46,545,354	116,518,402	88,346,475
Income tax expense	19,987,812	13,791,022	15,758,582	33,778,834	29,594,439
Net income	$43,086,521	$39,653,047	$30,786,772	$82,739,568	$58,752,036
Per share information:
Basic net income per common share	$0.81	$0.83	$0.75	$1.64	$1.44
Diluted net income per common share	$0.80	$0.82	$0.73	$1.62	$1.42
Weighted average shares outstanding:
Basic	53,097,776	48,022,342	41,274,450	50,574,079	40,678,669
Diluted	53,665,925	48,517,920	41,974,483	51,105,996	41,411,248

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June	March	December	September	June	March
	2017	2017	2016	2016	2016	2016

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$6,387,372	3,181,584	3,193,496	2,991,940	2,467,219	2,340,720
Consumer real estate - mortgage loans	2,552,927	1,196,375	1,185,917	1,185,966	1,068,620	1,042,369
Construction and land development loans	1,772,799	1,015,127	912,673	930,230	816,681	764,079
Commercial and industrial loans	3,688,357	2,980,840	2,891,710	2,873,643	2,492,016	2,434,656
Consumer and other	357,310	268,106	266,129	259,241	246,866	246,106
Total loans	14,758,765	8,642,032	8,449,925	8,241,020	7,091,402	6,827,930
Allowance for loan losses	(61,944)	(58,350)	(58,980)	(60,249)	(61,412)	(62,239)
Securities	2,448,198	1,604,774	1,323,797	1,250,357	1,137,733	1,048,419
Total assets	20,886,154	11,724,601	11,194,623	10,978,390	9,735,668	9,261,387
Noninterest-bearing deposits	3,893,603	2,508,680	2,399,191	2,369,225	2,013,847	2,026,550
Total deposits	15,757,475	9,280,597	8,759,307	8,670,146	7,292,826	7,080,212
Securities sold under agreements to repurchase	205,008	71,157	85,707	84,317	73,317	62,801
FHLB advances	725,230	181,264	406,304	382,338	783,240	616,290
Subordinated debt and other borrowings	465,419	350,849	350,768	262,507	229,714	209,751
Total stockholders' equity	3,615,327	1,723,075	1,496,696	1,475,644	1,262,154	1,228,780

Balance sheet data, quarterly averages:
Total loans	$9,817,139	8,558,267	8,357,201	8,232,963	6,997,592	6,742,054
Securities	1,798,334	1,440,917	1,265,096	1,232,973	1,064,060	993,675
Total earning assets	11,885,118	10,261,974	9,884,701	9,794,094	8,362,657	8,018,596
Total assets	13,335,359	11,421,654	11,037,555	10,883,547	9,305,941	8,851,978
Noninterest-bearing deposits	2,746,499	2,434,875	2,445,157	2,304,533	2,003,523	1,960,083
Total deposits	10,394,267	9,099,472	8,791,206	8,454,424	7,093,349	7,037,014
Securities sold under agreements to repurchase	99,763	79,681	82,415	87,067	65,121	69,129
FHLB advances	399,083	212,951	307,039	583,724	653,750	383,131
Subordinated debt and other borrowings	375,249	355,082	319,790	266,934	225,240	162,575
Total stockholders' equity	2,057,505	1,657,072	1,493,684	1,442,440	1,247,762	1,188,153

Statement of operations data, for the three months ended:
Interest income	$123,743	102,143	101,493	97,380	83,762	80,974
Interest expense	17,116	13,376	12,080	10,745	8,718	7,072
Net interest income	106,627	88,767	89,413	86,635	75,044	73,902
Provision for loan losses	6,812	3,651	3,046	6,108	5,280	3,894
Net interest income after provision for loan losses	99,815	85,116	86,367	80,527	69,764	70,008
Noninterest income	35,057	30,382	30,743	31,692	32,713	25,856
Noninterest expense	71,798	62,054	62,765	63,526	55,931	54,064
Income before taxes	63,074	53,444	54,345	48,693	46,546	41,800
Income tax expense	19,988	13,791	18,248	16,316	15,759	13,836
Net income	$43,086	39,653	36,097	32,377	30,787	27,964

Profitability and other ratios:
Return on avg. assets (1)	1.30%	1.41%	1.30%	1.18%	1.33%	1.27%
Return on avg. equity (1)	8.40%	9.70%	9.61%	8.93%	9.92%	9.47%
Return on avg. tangible common equity (1)	13.58%	14.74%	15.49%	14.47%	15.34%	15.04%
Dividend payout ratio (17)	18.01%	18.67%	19.31%	19.93%	20.90%	21.62%
Net interest margin (1) (2)	3.68%	3.60%	3.72%	3.60%	3.72%	3.78%
Noninterest income to total revenue (3)	24.74%	25.50%	25.59%	26.78%	30.36%	25.92%
Noninterest income to avg. assets (1)	1.05%	1.08%	1.11%	1.16%	1.41%	1.17%
Noninterest exp. to avg. assets (1)	2.16%	2.20%	2.26%	2.32%	2.42%	2.46%
Noninterest expense (excluding ORE expenses, and merger-related charges) to avg. assets (1)	2.06%	2.17%	2.14%	2.11%	2.37%	2.37%
Efficiency ratio (4)	50.67%	52.08%	52.24%	53.69%	51.90%	54.20%
Avg. loans to avg. deposits	94.45%	94.05%	95.06%	97.38%	98.65%	95.81%
Securities to total assets	11.72%	13.69%	11.82%	11.39%	11.69%	11.32%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	June 30, 2017			June 30, 2016
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$9,817,139	$112,320	4.66%	$6,997,592	$77,043	4.53%
Securities
Taxable	1,487,806	8,265	2.23%	880,976	4,572	2.09%
Tax-exempt (2)	310,528	2,236	3.87%	183,084	1,443	4.25%
Federal funds sold and other	269,645	923	1.37%	301,005	704	0.94%
Total interest-earning assets	11,885,118	$123,744	4.21%	8,362,657	$83,762	4.06%
Nonearning assets
Intangible assets	784,603			440,504
Other nonearning assets	665,638			502,780
Total assets	$13,335,359			$9,305,941

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$2,035,607	$2,527	0.50%	$1,352,898	$904	0.27%
Savings and money market	4,470,577	5,997	0.54%	3,085,734	3,019	0.39%
Time	1,141,584	2,470	0.87%	651,194	1,151	0.71%
Total interest-bearing deposits	7,647,768	10,994	0.58%	5,089,826	5,074	0.40%
Securities sold under agreements to repurchase	99,763	78	0.32%	65,121	40	0.24%
Federal Home Loan Bank advances	399,083	1,485	1.49%	653,750	1,256	0.77%
Subordinated debt and other borrowings	375,249	4,560	4.87%	225,240	2,348	4.19%
Total interest-bearing liabilities	8,521,863	17,117	0.81%	6,033,937	8,718	0.58%
Noninterest-bearing deposits	2,746,499	—	—	2,003,523	—	—
Total deposits and interest-bearing liabilities	11,268,362	$17,117	0.61%	8,037,460	$8,718	0.44%
Other liabilities	9,492			20,719
Stockholders' equity	2,057,505			1,247,762
Total liabilities and stockholders' equity	$13,335,359			$9,305,941
Net interest income		$106,627			$75,044
Net interest spread (3)			3.40%			3.48%
Net interest margin (4)			3.68%			3.72%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended June 30, 2017 would have been 3.60% compared to a net interest spread of 3.62% for the quarter ended June 30, 2016.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Six months ended			Six months ended
	June 30, 2017			June 30, 2016
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$9,191,181	$205,538	4.58%	$6,869,823	$151,447	4.51%
Securities
Taxable	1,346,093	14,698	2.20%	845,945	9,039	2.15%
Tax-exempt (2)	274,519	3,913	3.85%	182,923	2,937	4.33%
Federal funds sold and other	266,533	1,737	1.31%	291,782	1,313	0.91%
Total interest-earning assets	11,078,326	$225,886	4.14%	8,190,473	$164,736	4.08%
Nonearning assets
Intangible assets	676,015			440,485
Other nonearning assets	629,450			447,996
Total assets	$12,383,791			$9,078,954

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,977,291	$4,406	0.45%	$1,378,931	$1,835	0.27%
Savings and money market	4,187,024	10,450	0.50%	3,041,660	5,972	0.39%
Time	994,583	4,257	0.86%	662,788	2,182	0.66%
Total interest-bearing deposits	7,158,898	19,113	0.54%	5,083,379	9,989	0.40%
Securities sold under agreements to repurchase	89,777	128	0.29%	67,125	88	0.26%
Federal Home Loan Bank advances	306,531	2,389	1.57%	518,440	1,792	0.70%
Subordinated debt and other borrowings	371,222	8,861	4.81%	193,904	3,921	4.07%
Total interest-bearing liabilities	7,926,428	30,491	0.78%	5,862,848	15,790	0.54%
Noninterest-bearing deposits	2,591,548	—	—	1,981,803	—	—
Total deposits and interest-bearing liabilities	10,517,976	$30,491	0.58%	7,844,651	$15,790	0.40%
Other liabilities	7,419			16,346
Stockholders' equity	1,858,396			1,217,957
Total liabilities and stockholders' equity	$12,383,791			$9,078,954
Net interest income		$195,395			$148,946
Net interest spread (3)			3.37%			3.53%
Net interest margin (4)			3.64%			3.75%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the six months ended June 30, 2017 would have been 3.56% compared to a net interest spread of 3.67% for the six months ended June 30, 2016.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June	March	December	September	June	March
	2017	2017	2016	2016	2016	2016

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$40,217	25,051	27,577	28,487	33,785	42,524
Other real estate (ORE) and other nonperforming assets (NPAs)	25,153	6,235	6,090	5,656	5,183	5,338
Total nonperforming assets	$65,370	31,286	33,667	34,143	38,968	47,862
Past due loans over 90 days and still accruing interest	$1,691	1,110	1,134	2,093	1,623	4,556
Troubled debt restructurings (5)	$14,248	14,591	15,009	8,503	9,861	9,950
Net loan charge-offs	$7,499	4,282	4,314	7,271	6,108	7,087
Allowance for loan losses to nonaccrual loans	154.0%	232.9%	213.9%	211.5%	181.8%	146.4%
As a percentage of total loans:
Past due accruing loans over 30 days	0.20%	0.17%	0.26%	0.24%	0.33%	0.32%
Potential problem loans (6)	1.26%	1.27%	1.36%	1.13%	1.38%	1.65%
Allowance for loan losses	0.42%	0.68%	0.70%	0.73%	0.87%	0.91%
Nonperforming assets to total loans, ORE and other NPAs	0.44%	0.36%	0.40%	0.41%	0.55%	0.70%
Nonperforming assets to total assets	0.31%	0.27%	0.30%	0.31%	0.40%	0.52%
Classified asset ratio (Pinnacle Bank) (8)	14.2%	12.9%	16.4%	15.2%	19.3%	24.2%
Annualized net loan charge-offs to avg. loans (7)	0.17%	0.20%	0.21%	0.35%	0.35%	0.42%
Wtd. avg. commercial loan internal risk ratings (6)	4.5	4.5	4.5	4.6	4.5	4.5

Interest rates and yields:
Loans	4.66%	4.49%	4.60%	4.43%	4.53%	4.49%
Securities	2.51%	2.44%	2.26%	2.29%	2.46%	2.62%
Total earning assets	4.21%	4.06%	4.11%	3.98%	4.06%	4.09%
Total deposits, including non-interest bearing	0.42%	0.36%	0.33%	0.31%	0.29%	0.28%
Securities sold under agreements to repurchase	0.32%	0.25%	0.22%	0.23%	0.24%	0.28%
FHLB advances	1.49%	1.72%	1.38%	0.87%	0.77%	0.56%
Subordinated debt and other borrowings	4.87%	4.92%	4.56%	4.15%	4.19%	3.89%
Total deposits and interest-bearing liabilities	0.61%	0.56%	0.51%	0.46%	0.44%	0.37%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	17.3%	14.7%	13.4%	13.4%	13.0%	13.3%
Common equity Tier one	9.5%	9.8%	7.9%	7.6%	7.9%	7.8%
Tier one risk-based	9.5%	10.6%	8.6%	8.4%	8.8%	8.7%
Total risk-based	12.6%	13.7%	11.9%	10.5%	11.0%	11.0%
Leverage	14.5%	10.3%	8.6%	8.3%	8.7%	8.8%
Tangible common equity to tangible assets	9.2%	10.4%	8.8%	8.7%	8.9%	8.9%
Pinnacle Bank ratios:
Common equity Tier one	11.0%	11.1%	9.3%	8.6%	8.4%	8.3%
Tier one risk-based	11.0%	11.1%	9.3%	8.6%	8.4%	8.3%
Total risk-based	12.1%	12.9%	11.2%	10.5%	10.6%	10.6%
Leverage	16.7%	10.9%	9.2%	8.6%	8.3%	8.4%
Construction and land development loans as a percent of total capital (20)	85.1%	75.2%	80.3%	87.9%	89.7%	86.5%
Non-owner occupied commercial real estate and multi-family as a percent of total capital (20)	286.4%	220.9%	256.0%	265.5%	253.9%	242.5%

Per share data:
Earnings – basic	$0.81	0.83	0.79	0.71	0.75	0.70
Earnings – diluted	$0.80	0.82	0.78	0.71	0.73	0.68
Common dividends per share	$0.14	0.14	0.14	0.14	0.14	0.14
Book value per common share at quarter end (9)	$46.56	34.61	32.28	31.97	29.92	29.26
Tangible book value per common share at quarter end (9)	$22.58	23.25	20.06	19.69	19.58	18.75

Investor information:
Closing sales price on last trading day of quarter	$62.80	66.45	69.30	54.08	48.85	49.06
High closing sales price during quarter	$69.10	71.05	71.15	57.26	51.73	51.32
Low closing sales price during quarter	$60.00	66.45	49.70	47.44	45.15	44.56

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June	March	December	September	June	March
	2017	2017	2016	2016	2016	2016

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$261,981	160,740	221,126	214,394	198,239	163,949
Gross fees (10)	$7,361	4,427	6,535	6,702	5,530	4,049
Gross fees as a percentage of loans originated	2.81%	2.75%	2.96%	3.13%	2.79%	2.47%
Net gain on mortgage loans sold	$4,668	4,155	2,869	5,097	4,221	3,568
Investment gains on sales of securities, net (16)	$—	—	395	—	—	—
Brokerage account assets, at quarter end (11)	$2,815,501	2,280,355	2,198,334	2,090,316	1,964,769	1,812,221
Trust account managed assets, at quarter end	$1,804,811	1,011,964	1,002,742	978,356	953,592	1,130,271
Core deposits (12)	$13,529,398	8,288,247	7,834,973	7,714,552	6,591,063	6,432,388
Core deposits to total funding (12)	78.9%	83.4%	81.6%	82.1%	78.7%	80.7%
Risk-weighted assets	$17,285,264	10,489,944	10,210,711	10,020,690	8,609,968	8,304,164
Total assets per full-time equivalent employee	$9,398	9,630	9,491	9,323	9,176	8,616
Annualized revenues per full-time equivalent employee	$255.7	396.9	405.3	399.8	408.5	373.2
Annualized expenses per full-time equivalent employee	$129.6	206.7	211.7	214.6	212.0	202.3
Number of employees (full-time equivalent)	2,222.5	1,217.5	1,179.5	1,177.5	1,061.0	1,075.0
Associate retention rate (13)	87.1%	92.9%	92.7%	93.9%	95.2%	94.0%

Selected economic information (in thousands) (14):
Charlotte MSA nonfarm employment - May	1,177.4	1,170.6	1,167.7	1,160.9	1,148.1	1,137.6
Nashville MSA nonfarm employment - May	977.7	977.1	968.5	957.8	947.7	941.7
Memphis MSA nonfarm employment - May	643.5	646.4	644.7	641.3	637.2	637.0
Raleigh MSA nonfarm employment - May	615.1	612.0	609.3	606.6	601.0	595.5
Knoxville MSA nonfarm employment - May	393.4	393.8	395.5	394.1	393.1	391.4
Greensboro MSA nonfarm employment - May	361.9	362.5	360.8	358.4	357.8	357.0
Charleston MSA nonfarm employment - May	353.0	354.2	350.9	349.4	346.0	343.0
Winston-Salem MSA nonfarm employment - May	261.1	263.2	261.6	262.1	261.3	260.7
Chattanooga MSA nonfarm employment - May	256.9	256.3	254.6	252.2	252.0	250.1
Roanoke MSA nonfarm employment - May	163.1	164.1	162.4	162.4	162.3	162.1
Greenville MSA nonfarm employment - May	79.0	78.9	79.1	79.5	79.2	78.6

Charlotte MSA unemployment - May	4.2%	4.5%	4.7%	4.8%	4.6%	4.9%
Nashville MSA unemployment - May	2.6%	3.7%	4.1%	4.1%	3.7%	3.6%
Memphis MSA unemployment - May	4.1%	5.0%	5.5%	5.6%	5.2%	5.1%
Raleigh MSA unemployment - May	3.9%	4.2%	4.4%	4.4%	4.2%	4.4%
Knoxville MSA unemployment - May	3.2%	4.5%	4.9%	4.9%	4.4%	4.3%
Greensboro MSA unemployment - May	4.7%	5%	5.2%	5.3%	5%	5.3%
Charleston MSA unemployment - May	3.4%	3.7%	3.7%	3.9%	4.1%	4.6%
Winston-Salem MSA unemployment - May	4.3%	4.6%	4.9%	4.9%	4.6%	4.9%
Chattanooga MSA unemployment - May	3.7%	4.6%	5.2%	5.3%	4.7%	4.8%
Roanoke MSA unemployment - May	3.9%	3.6%	4%	4.2%	3.8%	3.8%
Greenville MSA unemployment - May	4.9%	5.3%	5.6%	5.5%	5.2%	5.6%

Charlotte, NC residential median home price - May	$284	265	254	247	257	251
Nashville, TN residential median home price - May	$349	335	319	303	314	299
Memphis, TN residential median home price - May	$75	69	71	75	72	57
Raleigh, NC residential median home price - May	$314	299	280	275	265	250
Knoxville, TN residential median home price - May	$214	195	179	179	175	159
Greensboro, NC residential median home price - May	$199	191	180	174	185	175
Charleston, SC residential median home price - May	$383	388	369	369	365	359
Winston-Salem, NC residential median home price - May	$172	167	155	152	158	153
Chattanooga, TN residential median home price - May	$198	194	184	174	173	159
Roanoke, VA residential median home price - May	$173	161	149	160	159	150
Greenville, NC residential median home price - May	$264	279	265	250	249	239

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June	March	December	September	June	March
	2017	2017	2016	2016	2016	2016
Net interest income	$106,627	88,767	89,413	86,635	75,044	73,902

Noninterest income	35,057	30,382	30,743	31,692	32,713	25,856
Less: Investment (gains) and losses on sales, net	—	—	(395)	—	—	—
Noninterest income excluding investment (gains) and losses on sales of securities, net	35,057	30,382	30,348	31,692	32,713	25,856
Total revenues excluding the impact of investment (gains) and losses on sales of securities, net	141,684	119,149	119,761	118,327	107,757	99,758

Noninterest expense	71,798	62,054	62,765	63,526	55,931	54,064
Less: Other real estate expense	63	252	44	17	222	112
Merger-related charges	3,221	672	3,264	5,672	980	1,830
Noninterest expense excluding the impact of other real estate expense and merger-related charges	68,514	61,130	59,457	57,837	54,729	52,122

Adjusted pre-tax pre-provision income (15)	$73,170	58,019	60,304	60,490	53,028	47,636

Efficiency ratio (4)	50.67%	52.08%	52.24%	53.69%	51.90%	54.20%
Adjustment due to investment gains and losses, ORE expense and merger-related charges	(2.30%)	(0.77%)	(2.59%)	(4.81%)	(1.12%)	(2.00%)
Efficiency ratio (excluding investment gains and losses, ORE expense, and merger-related charges)	48.37%	51.31%	49.65%	48.88%	50.79%	52.25%

Total average assets	$13,335,359	11,421,654	11,037,555	10,883,547	9,305,941	8,851,978

Noninterest expense to avg. assets	2.16%	2.20%	2.26%	2.32%	2.42%	2.46%
Adjustment due to ORE expenses and merger-related charges	(0.10%)	(0.03%)	(0.12%)	(0.21%)	(0.05%)	(0.09%)
Noninterest expense (excluding ORE expense, and merger-related charges) to avg. assets (1)	2.06%	2.17%	2.14%	2.11%	2.37%	2.37%

Equity Method Investment (18)
Fee income from BHG, net of amortization	$8,755	7,823	8,136	8,475	9,644	5,148
Funding cost to support investment	1,844	1,775	1,797	1,760	1,732	980
Pre-tax impact of BHG	6,911	6,048	6,339	6,715	7,912	4,168
Income tax expense at statutory rates	2,711	2,373	2,487	2,634	3,104	1,635
Earnings attributable to BHG	$4,200	3,675	3,852	4,081	4,808	2,533

Basic earnings per share attributable to BHG	0.08	0.08	0.08	0.09	0.12	0.06
Diluted earnings per share attributable to BHG	0.08	0.08	0.08	0.09	0.11	0.06

Net income	$43,086	39,653	36,097	32,377	30,787	27,965
Merger-related charges	3,221	672	3,264	5,672	980	1,830
Tax effect on merger-related charges (19)	(1,264)	(264)	(1,281)	(2,225)	(385)	(718)
Net income less merger-related charges	$45,043	40,061	38,080	35,824	31,382	29,077

Basic earnings per share	$0.81	0.83	0.79	0.71	0.75	0.70
Adjustment to basic earnings per share due to merger-related charges	0.04	0.01	0.05	0.08	0.01	0.03
Basic earnings per share excluding merger-related charges	$0.85	0.84	0.84	0.79	0.76	0.73

Diluted earnings per share	$0.80	0.82	0.78	0.71	0.73	0.68
Adjustment to diluted earnings per share due to merger-related charges	0.04	0.01	0.05	0.07	0.02	0.03
Diluted earnings per share excluding merger-related charges	$0.84	0.83	0.83	0.78	0.75	0.71

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June	March	December	September	June	March
	2017	2017	2016	2016	2016	2016

Return on average assets	1.30%	1.41%	1.30%	1.18%	1.33%	1.27%
Adjustment due to merger-related charges	0.05%	0.01%	0.07%	0.13%	0.03%	0.05%
Return on average assets (excluding merger-related charges) (1)	1.35%	1.42%	1.37%	1.31%	1.36%	1.32%

Tangible assets:
Total assets	$20,886,154	11,724,601	11,194,623	10,978,390	9,735,668	9,261,387
Less: Goodwill	(1,800,742)	(551,546)	(551,594)	(550,580)	(427,574)	(431,841)
Core deposit and other intangible assets	(60,964)	(13,908)	(15,104)	(16,241)	(8,821)	(9,667)
Net tangible assets	$19,024,448	11,159,147	10,627,925	10,411,569	9,299,273	8,819,879

Tangible equity:
Total stockholders' equity	$3,615,327	1,723,075	1,496,696	1,475,644	1,262,154	1,228,780
Less: Goodwill	(1,800,742)	(551,546)	(551,594)	(550,580)	(427,574)	(431,841)
Core deposit and other intangible assets	(60,964)	(13,908)	(15,104)	(16,241)	(8,821)	(9,667)
Net tangible common equity	$1,753,621	1,157,621	929,998	908,823	825,759	787,272

Ratio of tangible common equity to tangible assets	9.22%	10.37%	8.75%	8.73%	8.88%	8.93%

Average tangible assets:
Average assets	$13,335,359	11,421,654	11,037,555	10,883,547	9,305,941	8,851,978
Less: Average goodwill	(760,646)	(551,548)	(551,042)	(541,153)	(431,155)	(430,228)
Core deposit and other intangible assets	(23,957)	(14,674)	(15,724)	(11,296)	(9,367)	(10,237)
Net average tangible assets	$12,550,756	10,855,432	10,470,789	10,331,098	8,865,419	8,411,513

Return on average assets	1.30%	1.41%	1.30%	1.18%	1.33%	1.27%
Adjustment due to goodwill, core deposit and other intangible assets	0.08%	0.06%	0.08%	0.08%	0.06%	0.06%
Return on average tangible assets	1.38%	1.47%	1.38%	1.26%	1.39%	1.33%
Adjustment due to merger-related charges	0.06%	0.01%	0.08%	0.13%	0.03%	0.06%
Return on average tangible assets (excluding merger-related charges)	1.44%	1.48%	1.46%	1.39%	1.42%	1.39%

Average tangible equity:
Average stockholders' equity	$2,057,505	1,657,072	1,493,684	1,442,440	1,247,762	1,188,153
Less: Average goodwill	(760,646)	(551,548)	(551,042)	(541,153)	(431,155)	(430,228)
Core deposit and other intangible assets	(23,957)	(14,674)	(15,724)	(11,296)	(9,367)	(10,237)
Net average tangible common equity	$1,272,902	1,090,850	926,918	889,991	807,240	747,688

Return on average common equity	8.40%	9.70%	9.61%	8.93%	9.92%	9.47%
Adjustment due to goodwill, core deposit and other intangible assets	5.18%	5.04%	5.88%	5.54%	5.42%	5.57%
Return on average tangible common equity (1)	13.58%	14.74%	15.49%	14.47%	15.34%	15.04%
Adjustment due to merger-related charges	0.61%	0.15%	0.85%	1.54%	0.30%	0.60%
Return on average tangible common equity (excluding merger-related charges)	14.19%	14.89%	16.34%	16.01%	15.64%	15.64%

Total average assets	$13,335,359	11,421,654	11,037,555	10,883,547	9,305,941	8,851,978

Net interest margin	3.68%	3.60%	3.72%	3.60%	3.72%	3.78%
Adjustment due to fair value	(0.23%)	(0.21%)	(0.32%)	(0.21%)	(0.22%)	(0.20%)
Core net interest margin	3.45%	3.39%	3.40%	3.39%	3.50%	3.58%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt prepayments include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings. Data presented represents legacy Pinnacle portfolio at period end date.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
8. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.

9. Book value per share computed by dividing total stockholders' equity by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end. Associate retention rate does not include associates at acquired institutions displaced by merger.

14. Employment and unemployment data is from the Federal Reserve Bank of St. Louis' FRED Economic Data reporting. All data has been seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. Historical data is subject to update by the Federal Reserve Bank of St. Louis. Historical data is presented based on the most recently reported data available by the Federal Reserve Bank of St. Louis. Area home data is from www.zillow.com and represents median list price for single family homes.

15.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments of securities, net, as well as other real estate owned expenses and merger-related charges.

16. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

17. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.
18. Earnings from equity method investment includes the impact of the issuance of subordinated debt as well as the funding costs of the overall franchise. Income tax expense is calculated using statutory tax rates.

19. Tax effect calculated using the blended statutory rate of 39.23% for all periods presented.
20. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.